Exhibit 10.1

FORM OF
SUBSCRIPTION AGREEMENT

          THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of the date set forth on the signature page hereto, by and between VendingData Corporation, a Nevada corporation (the “Company”), and the purchaser listed on the signature page hereto (“Purchaser”).

          WHEREAS, the Company is conducting a private placement (the “Private Placement”) of senior convertible notes (the “Notes”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), where said Notes shall be issued in increments of Fifty Thousand Dollars ($50,000) (each a “Unit”);

          WHEREAS, the Company proposes to sell through the Private Placement a minimum of Six Million Two Hundred Fifty Thousand Dollars ($6,250,000) (the “Minimum Offering Amount”) and a maximum of Ten Million Dollars ($10,000,000) (the “Maximum Offering Amount”) in Notes, where Notes in the amount of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) shall be issued in exchange for the conversion of certain promissory notes issued by the Company through a private placement that closed on September 17, 2004 (the “2004 Notes”) (the “Exchange Offer”); and

          WHEREAS, the Company wishes to sell to Purchaser, and Purchaser wishes to purchase from the Company, on the terms and in the manner set forth in this Agreement, the number of Units as indicated on the signature page hereto.

          NOW, THEREFORE, for and in consideration of the promises and mutual covenants, agreements, understandings, undertakings, representations, warranties and promises, and subject to the conditions hereinafter set forth, and intending to be legally bound thereby, the parties do hereby covenant and agree that the recitals set forth above are true and accurate and are hereby incorporated in and made a part of this Agreement, and further covenant and agree as follows:

1.	DESCRIPTION OF THE NOTES

          This Agreement sets forth the terms and conditions under which Purchaser will purchase a certain number of Units, where each Unit shall consist of a 10% senior convertible note due 2008 in the form attached hereto as Exhibit A in increments of Fifty Thousand Dollars ($50,000), of which Note up to fifty percent (50%) of the outstanding principal shall be convertible into shares (the “Conversion Shares”) of the Company’s common stock, $.001 par value (“Common Stock”), at a rate of One and 65/10ths Dollars ($1.65) per share. The Note shall be secured by that certain Security Agreement in the form attached hereto as Exhibit B (the “Security Agreement”).

2.	OFFER

          2.1. Purchase of Units. Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, that number of Units for that subscription amount as indicated on the signature page hereto (the “Investment Amount”). If Purchaser is the holder of the 2004 Notes, Purchaser shall surrender the original 2004 Notes and execute and deliver the Exchange Agreement in the form attached hereto as Exhibit C (the “Exchange Agreement”).

          2.2. Minimum Offering Amount. Until the Company has received the Minimum Offering Amount, the Company will segregate all proceeds from the sale of Units. If the Company fails to sell the Minimum Offering Amount of Units by February 7, 2005, all proceeds received by the Company will be returned, without interest, within thirty (30) days and all tendered 2004 Notes shall be returned. If the Company sells the Minimum Offering Amount of Units by February 7, 2005 and subject to Section 4.2 of this Agreement, the Company will have immediate access to the proceeds and will continue to sell up to the Maximum Offering Amount in Units until February 15, 2005.

          2.3. Subscription. After executing this Agreement and providing the information requested herein, please return the executed Agreement, the executed Exchange Agreement (if applicable), the original 2004 Note (if applicable) and a completed Form W-8/W-9 by personal delivery or overnight delivery to Philadelphia Brokerage Corporation, 992 Old Eagle School Road, Suite 915, Wayne, Pennsylvania 19087, Attention: Bernadette Pucillo, Operations Manager. The Investment Amount shall be payable by wire transfer using the following information:

Name: Account No.: ABA Routing No: Bank: Bank Address:	VendingData Corporation 3121447316 321270742 Wells Fargo Bank Nevada, N.A. 4425 W. Spring Mountain Road Las Vegas, Nevada 89102

          2.4. Acceptance. The Company shall have the right, at its sole and absolute discretion, to reject this subscription offer or to accept such offer. Subject to Section 2.2 and Section 4.2 of this Agreement, if the Company accepts Purchaser’s offer, the Company shall execute this Agreement and return a copy of the Agreement and issue the Note in the Investment Amount to Purchaser. If the Company rejects Purchaser’s offer, the Company shall return to Purchaser this Agreement, together with any payment made by Purchaser to the Company, without interest or deduction.

3.	RECEIPT OF DOCUMENTS

          Purchaser hereby acknowledges receipt of copies of the following documents (collectively, the “Documents”):

          3.1. This Agreement, including the form of Note, the form of Note Exchange Agreement and the form of Security Agreement;

          3.2. Annual Report on Form 10-KSB for the year ended December 31, 2003;

          3.3. Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004;

          3.4. Current Report on Form 8-K dated May 3, 2004;

          3.5. Current Report on Form 8-K dated May 13, 2004;

          3.6. Current Report on Form 8-K dated May 26, 2004;

          3.7. Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.

          3.8. Current Report on Form 8-K dated August 9, 2004;

          3.9. Current Report on Form 8-K dated September 21, 2004;

          3.10. Current Report on Form 8-K dated September 24, 2004;

          3.11. Current Report on Form 8-K dated October 21, 2004;

          3.12. Current Report on Form 8-K dated October 25, 2004;

          3.13. Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004;

          3.14. Current Report on Form 8-K dated November 15, 2004;

          3.15. Current Report on Form 8-K dated November 29, 2004;

          3.16. Current Report on Form 8-K dated December 3, 2004;

          3.17. Current Report on Form 8-K dated December 8, 2004;

          3.18. Current Report on Form 8-K dated December 17, 2004; and

          3.19. Current Report on Form 8-K dated January 6, 2005.

4.	ESCROW

          4.1. Use of Proceeds. Subject to the reasonable discretion of the Company’s management, the Company proposes to apply the proceeds from the Private Placement as follows:

	MINIMUM AMOUNT		MAXIMUM AMOUNT

PROPOSED USE	AMOUNT	%	AMOUNT	%

Conversion of 9% Senior Secured Notes	$3,250,000	52.00%	$3,250,000	32.50%
Fund inventory	1,600,000	25.60%	1,600,000	16.00%
Fund operating losses	1,200,000	19.20%	1,200,000	12.00%
Placement fees	120,000	1.92%	270,000	2.70%
Other general corporate purposes	80,000	1.28%	3,680,000	36.80%

	$6,250,000	100.00%	$10,000,000	100.00%

          The portion of the net proceeds of the Private Placement being designated as “other general corporate purposes” excludes the acquisition of companies or products, the repurchase of Common Stock, the issuance of the dividends or other matters not specifically set forth in this Section 4.

          4.2. Release of Proceeds. Once the Minimum Offering Amount has been received, the gross proceeds may be released to the Company and applied as follows:

(a) Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) in 2004 Notes shall be canceled;

(b) Two Million Dollars ($2,000,000) shall be released to the Company immediately;

(c) One-third (1/3) of the remaining gross proceeds shall be released to the Company upon the hiring by the Company of a North American manager of operations or Chief Operating Officer, where such person shall be hired no later than June 30, 2005;

(d) One-third (1/3) of the remaining gross proceeds shall be released to the Company upon the execution of a distributor agreement with TCSJohnHuxley or an affiliate thereof that provides for the sale and service outside the United States of one hundred (100) units of the Company’s RandomPlus™ shuffler and PokerOne™ shuffler, where such agreement must be executed no later than June 30, 2005; and

(e) One-third (1/3) of the remaining gross proceeds shall be released to the Company upon the approval of the Company’s RandomPlus™ shuffler by Gaming Laboratories International and the Nevada State Gaming Control Board and the placement of one hundred (100) units each of the Company’s RandomPlus™ shuffler in North America, where such approvals and shuffler placement must occur no later than June 30, 2005.

          In the event that the Company fails to meet the conditions provided for in Section 4.2.c, Section 4.2.d and/or Section 4.2.e, respectively, the Company will return the relevant portion of the escrowed gross proceeds, without interest, within thirty (30) days.

5.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser represents and warrants to the Company as follows:

          5.1. Investor Status. Purchaser understands that the Units are being offered and sold only to “accredited investors” (as that term is defined under Rule 501(a) of Regulation D of the Securities Act (“Regulation D”)) or to “qualified institutional buyers” (as that term is defined under Rule 144A(a)(1) of the Securities Act). Purchaser represents and warrants that Purchaser meets one of the following two investor categories (PLEASE INITIAL ONE AND COMPLETE AS REQUIRED):

[__]	Category One: Accredited Investor. Purchaser represents and warrants that Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D, where such representation and warranty is based upon one of the following categories (PLEASE INITIAL ALL THAT APPLY):

[__]	Private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

[__]	Organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million Dollars ($5,000,000);

[__]	Manager or executive officer of the Company;

[__]	Natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds One Million Dollars ($1,000,000);

[__]	Natural person who has an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two (2) most recent years and has a reasonable expectation of reaching the same income level in the current year;

[__]	Natural person who has a joint income with that person’s spouse in excess of Three Hundred Thousand Dollars ($300,000) in each of the two (2) most recent years and has a reasonable expectation of reaching the same income level in the current year;

[__]	Trust, with total assets in excess of Five Million Dollars ($5,000,000), not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as defined by Rule 506(b)(2)(ii) of the Securities Act; or

[__]	Entity in which all of the equity owners are accredited investors.

[__]	Category Two: Qualified Institutional Buyer. Purchaser represents and warrants that Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A(a)(1) of the Securities Act, where such representation and warranty is based upon one of the following categories (PLEASE INITIAL ALL THAT APPLY):

[__]	Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Company:

[__]	Any insurance company as defined in section 2(13) of the Securities Act;

[__]	Any investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of that act;

[__]	Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

[__]	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

[__]	Any employee benefit plan within the meaning of title I of the Employee Retirement Income Security Act of 1974;

[__]	Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in the preceding two bullet points, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

[__]	Any business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

[__]	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Securities Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; and

[__]	Any investment adviser registered under the Investment Advisers Act.

[__]	Any dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer, provided, that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer;

[__]	Any dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

[__]	Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. Family of investment companies means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), provided that, for purposes of this section:

[__]	Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act [17 CFR 270.18f-2]) shall be deemed to be a separate investment company; and

[__]	Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor);

[__]	Any entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; and

[__]	Any bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the Rule in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

          Purchaser, either alone or through Purchaser’s purchaser representative (as that term is defined under Rule 501(h) of Regulation D (“Purchaser’s Representative”), if any, understands that this Agreement may not comply with the information requirements of Regulation D for offers and sales to non-accredited investors (see Regulation D, Rule 502(b)), and, consequently, Purchaser understands the significance of its representation to the Company that it is either an accredited investor or a qualified institutional buyer.

          5.2. Authorization. This Agreement constitutes valid and legally binding obligations of Purchaser, enforceable in accordance with the terms herein, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally, the enforcement of creditor’s rights and remedies or by other equitable principles of general application. Purchaser has full power and authority to enter into this Agreement. To the extent that Purchaser is a trust, the undersigned trustee of Purchaser is the duly authorized trustee and Purchaser has all necessary powers and authority to acquire the Notes under the laws of the state of its domicile and under the terms of the trust agreement, as amended, under which it was created. To the extent that Purchaser is a corporation, limited-liability company or partnership, the undersigned officer, manager or general partner of Purchaser is the duly authorized officer, manager or general partner and Purchaser has all necessary powers and authority to acquire the Notes under the laws of the state of its organization, the terms of the appropriate agreement, as amended, under which it was created, and the terms of the appropriate agreement, as amended, under which it is governed. If Purchaser is an entity, Purchaser shall execute and deliver the appropriate certification provided herewith as Exhibit D, Exhibit E, Exhibit F or Exhibit G.

          5.3. Due Diligence. Purchaser has received and reviewed this Agreement and the Documents, has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions of this Agreement and has been afforded an opportunity to examine such documents and other information which Purchaser has requested for the purpose of answering any question Purchaser may have concerning the business and affairs of the Company. In making this investment decision to purchase the Notes, Purchaser is not relying on any oral or written representations or assurances from the Company or its agents other than as set forth in this Agreement.

          5.4. Independent Advice. Purchaser represents and warrants that Purchaser has had the opportunity to review this Agreement and the Documents and the transactions contemplated by this Agreement with Purchaser’s own business, tax and/or legal advisors. Purchaser is relying solely on such business, tax and/or legal advisors, if any, and not on any oral or written statements or representations of the Company of any of its agents for advice with respect to this investment or the transactions contemplated by this Agreement.

          5.5. Risk of Loss. Purchaser: (1) is able to bear the loss of its entire investment without any material adverse effect on its economic stability; (2) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by Purchaser pursuant to this Agreement; and (3) understands that an investment in the Company involves substantial risks, including, without limitation, the risk factors described in the Documents.

          5.6. Investment Intent. The Unit(s) is (are) being purchased for investment purposes only for such Purchaser’s own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Purchaser understands that the Units have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon the representations by Purchaser.

          5.7. No Solicitation. Purchaser was not solicited to purchase the Notes by any means of general solicitation, including but not limited to the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio; or (ii) any meeting where attendees were invited by any general solicitation or general advertising.

          5.8. Restricted Securities. Purchaser is aware that the shares of Common Stock issuable upon conversion of the Notes are and will be, when issued, “restricted securities”, as that term is defined in Rule 144 of the rules and regulations promulgated under the Securities Act. Purchaser is fully aware of the applicable limitations on the resale of the resulting shares. Rule 144 only permits sales of “restricted securities” held for not less than one year upon compliance with the requirements of such Rule. If Rule 144 is available to Purchaser, Purchaser may make only routine sales of the resulting shares in limited amounts in accordance with the terms and conditions of Rule 144. Purchaser is fully aware that in any event, there is not likely to be any market for the resulting shares and that finding a purchaser for the resulting shares could be extremely difficult. In light of the foregoing, Purchaser understands that any and all certificates representing the resulting shares of Common Stock through the conversion of the Notes shall bear a legend substantially as follows, which legend Purchaser has read and understands:

The Shares represented by this Certificate have not been registered under the Securities Act of 1933 (the “Act”) or the securities laws of any state and are “restricted securities” as that term is defined in Rule 144 under the Securities Act. Such Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act and the applicable state securities laws or pursuant to an exemption from registration thereunder, the availability of which is to be established to the satisfaction of counsel to the issuer.

          5.9. Need for Additional Financing. Purchaser acknowledges and understands that the Company will need to raise additional financing, either through private or public offerings of the Company’s equity securities; provided, further, the Company may issue convertible debt securities to sources outside of this Private Placement or otherwise incur indebtedness through loans, lines of credit and other forms of indebtedness (the “Additional Indebtedness”). The issuance of additional equity securities or Additional Indebtedness may require the grant of certain rights, preferences or privileges superior to those of Purchaser; provided, however, the issuance of any Additional Indebtedness senior to or pari passu with the Notes shall require the consent of the Purchasers holding a majority of the then outstanding principal of all of the Notes then issued and outstanding. In the event the Company is required to raise additional funds, Purchaser acknowledges and understands that there is no assurance that the Company will be able to obtain the additional funds necessary on terms favorable to the Company, or at all.

          5.10. Past Performance Information. Purchaser acknowledges and understands that any statements of the past performance of the Company’s management are not to be viewed or interpreted as an indication, either anticipated or definitive, of the Company’s future performance. In making such acknowledgement, Purchaser understands that: (1) the circumstances regarding the past performance of the Company’s management are inherently different from the circumstances regarding the Company’s proposed business operations; (2) the economic conditions at or around the time of the past performance of the Company’s management are inherently different from the economic conditions in which the Company will operate; and (3) the actual results of the Company’s performance or an investment in a Project cannot be estimated with any certainty at this time.

          5.11. Independent Investment. No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Units purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Units.

6.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each Purchaser as follows:

          6.1. Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the Notes, (ii) the ability of the Company to perform its obligations hereunder or under the Notes, the Security Agreement or the Exchange Agreement or (iii) the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

          6.2. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Security Agreement and the Exchange Agreement, to issue and sell the Notes in accordance with the terms hereof, and to issue the Conversion Shares upon conversion of or otherwise pursuant to the Notes in accordance with the terms of the Notes, (ii) the execution, delivery and performance of this Agreement, the Notes, the Security Agreement and the Exchange Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the issuance and, as applicable, reservation for issuance of the Conversion Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, any or committee of the Board of Directors is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the Notes, and the Agreement, the Notes, the and the Agreement will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

          6.3. Stockholder Authorization. Neither the execution, delivery or performance by the Company of this Agreement, the Notes, the Security Agreement or the Exchange Agreement nor the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Initial Notes or the issuance or, as applicable, reservation for issuance of the Conversion Shares) requires any consent or authorization of the Company’s stockholders, including but not limited to consent under Section 705 of the Amex Company Guide or any similar rule, except as contemplated by this Section 6.3.

          6.4. Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Notes) exercisable or exchangeable for, or convertible into, any shares of capital stock is set forth on Schedule 6.4. All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such warrants, options, preferred stock or other securities will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Conversion Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Notes and as set forth on Schedule 6.4, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, nor are any such issuances or arrangements contemplated, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Notes). Schedule 6.4 sets forth all of the Company issued securities or instruments containing antidilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made to such securities and instruments as a result of, the issuance of the Notes in accordance with the terms of this Agreement. The Company has furnished to the Purchasers true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (“Articles of Incorporation”), the Company’s By-laws as in effect on the date hereof (the “By-laws”), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company.

          6.5. Issuance of Securities. The Notes, upon issuance in accordance with the terms of this Agreement, will be validly issued and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof. The Conversion Shares are duly authorized and, as applicable, reserved for issuance, and, upon issuance pursuant to the conversion of the Notes in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof. The Company has initially reserved for issuance pursuant to the Notes an aggregate of Three Million Thirty Thousand Three Hundred and Three (3,030,303) shares of Common Stock, representing the maximum number of shares of Common Stock initially issuable upon the conversion in full of the Notes (the “Reserved Amount”).

          6.6. No Conflicts. The execution, delivery and performance of this Agreement, the Notes, the Security Agreement and the Exchange Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and, as applicable, reservation for issuance of the Notes, and Conversion Shares) will not (i) result in a violation of the Articles of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Notes, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and the Notes, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Notes, the Security Agreement or the Exchange Agreement, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the American Stock Exchange (“Market/Exchange”) and does not reasonably anticipate that the Common Stock will be delisted by the Market/Exchange for the foreseeable future.

          6.7. SEC Documents, Financial Statements. Since December 31, 2003, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act all of which are listed in Section 3 hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The Company has delivered to each Purchaser true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

          6.8. Absence of Certain Changes. Since December 31, 2003, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in the SEC Documents filed prior to the date hereof.

          6.9. Absence of Litigation. Except as disclosed in the SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body, including, without limitation, the SEC or the Market/Exchange, pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

          6.10. Intellectual Property. Each of the Company and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business as now being conducted. To the best knowledge of the Company, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents filed prior to the date hereof, neither the Company nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. The termination of the Company’s ownership of, or right to use, any single Intangible would not result in a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company’s or its subsidiaries’ ownership or right to use its Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its subsidiaries.

          6.11. Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          6.12. Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to any Purchaser pursuant to Section 5.3 hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company’s securities.

          6.13. Acknowledgment Regarding Purchasers’ Purchase of the Initial Securities. The Company acknowledges and agrees that none of the Purchasers is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and the Purchasers is “arms-length” and any statement made by any Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Initial Securities (as defined in Section 10.8 hereof) and has not been relied upon by the Company, its officers or directors in any way. The Company further acknowledges that the Company’s decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

          6.14. Listing. No later than five (5) days after the release of funds pursuant to Section 4.2.b of this Agreement, the Company will submit the appropriate application and supporting documents to list the Conversion Shares upon each national securities exchange or automated quotation system upon which shares of Common Stock are currently listed (subject to official notice of issuance).

          6.15. Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Conversion Shares. The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company’s financial statements which are included in the registration statement required to be filed pursuant to the Notes.

          6.16. No General Solicitation. Neither the Company nor any distributor participating on the Company’s behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any “general solicitation,” as such term is defined in Regulation D, with respect to any of the Notes being offered hereby.

          6.17. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Notes or the Conversion Shares being offered hereby under the Securities Act or cause this offering to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, Section 705 of the Amex Company Guide or any similar rule. The Company does not have any registration statement pending before or currently under review with the SEC.

          6.18. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby other then with respect to commissions to be paid to the Philadelphia Brokerage Commission.

          6.19. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          6.20. Tax Status. Except as set forth in the SEC Documents, the Company and each of its subsidiaries has made or filed all foreign, U.S. federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

          6.21. Key Employees. Each of the Company’s directors, officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the SEC Documents. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. “Key Employee” means the persons listed on Schedule 6.21 and any individual who assumes or performs any of the duties of a Key Employee.

          6.22. Insurance. The Company has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy.

          6.23. Environmental Matters. There is no environmental litigation or other environmental proceeding pending or threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any partnership or joint venture currently or at any time affiliated with the Company. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or that may otherwise have a Material Adverse Effect. No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or by any partnership or joint venture currently or at any time affiliated with the Company in violation of any applicable environmental laws. The environmental compliance programs of the Company comply in all respects with all environmental laws, whether federal, state or local, currently in effect. As used herein, “Hazardous Substances” means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

          6.24. Inventory. All inventory of the Company and its subsidiaries is valued on the Company’s consolidated books and records at the lower of cost, determined by the “first in, first out” method of accounting, or the fair market value thereof. Except, to the extent of the Company’s actual and potential reserves for obsolete or unmerchantable inventory reflected and discussed in the Company’s SEC Documents, all such inventory, after consideration of reserves consisting of finished goods is of merchantable quality and is saleable in the ordinary course of business consistent with past practice.

          6.25. Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective as of the date hereof, and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

          6.26. Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under this Agreement and related transaction documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The Company acknowledges that nothing contained herein, or in any other transaction document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.

          6.27. Indebtedness. Schedule 6.27 hereto sets forth as of a recent date all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

7.	COVENANTS.

          7.1. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 9 and Section 10 of this Agreement.

          7.2. Form D: Blue Sky Laws. The Company shall file with the SEC a Form D with respect to the Notes as required under Regulation D and provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Notes for sale to each Purchaser pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom. Within two (2) trading days after the Closing Date, the Company shall file a Form 8-K concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K. The Company shall prepare a press release describing the material terms of the transactions contemplated hereby, provide a copy of said press release to all Purchasers for their review and shall issue said press release no later than 9:00 am Eastern Time on the first trading day following the Closing Date.

          7.3. Reporting Status. So long as any Purchaser beneficially owns any of the Notes, the Company shall timely file (within applicable extension periods) all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the “registrant eligibility” requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

          7.4. Use of Proceeds. The Company shall use the proceeds from the sale of the Initial Securities as set forth in Section 4.1.

          7.5. Financial Information. The Company shall send the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of its Notes: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, its proxy statements and any Current Reports on Form 8-K; and (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

          7.6. Listing. The Company shall maintain, so long as any Purchaser (or any of their affiliates) owns any Notes or Conversion Shares, the listing of all Conversion Shares from time to time issuable upon conversion of or otherwise pursuant to the Notes on each national securities exchange or automated quotation system on which shares of Common Stock are currently listed. The Company will use its best efforts to continue the listing and trading of its Common Stock on the Market/Exchange and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the NASD and such exchanges, as applicable. The Company shall promptly provide to each holder of Notes or Conversion Shares, copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on the Market/Exchange or, if applicable, any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

          7.7. Corporate Existence. So long as a Purchaser beneficially owns any Notes, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the Notes, the Security Agreement, and the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Notes outstanding as of the date of such transaction and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq National Market, New York Stock Exchange or American Stock Exchange. Notwithstanding the foregoing, the Company covenants and agrees that it will not engage in any merger, consolidation or sale of all or substantially all of its assets at any time prior to the effectiveness of the Registration Statement required to be filed pursuant to the Note without (A) providing each Purchaser with written notice of such transaction at least 60 days prior to the consummation of such transaction and (B) obtaining the written consent of the Purchasers holding a majority-in-interest of the then outstanding Notes on or before the 10th day after the delivery of such notice by the Company.

          7.8. No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Notes) under circumstances that would require registration of the Notes being offered or sold hereunder under the Securities Act or cause this offering to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

          7.9. Legal Compliance. The Company shall conduct its business and the business of its subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

          7.10. Redemptions and Dividends. So long as any Purchaser beneficially owns any Notes, the Company shall not, without first obtaining the written approval of such Purchaser, repurchase, redeem, or declare or pay any cash dividend or distribution on, any shares of capital stock of the Company.

          7.11. Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company

8.	TRANSFER AGENT INSTRUCTIONS.

          8.1. The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares in such amounts as specified from time to time by such Purchaser to the Company upon conversion of or otherwise pursuant to the Notes. To the extent and during the periods provided in Section 5.8 of this Agreement, all such certificates shall bear the restrictive legend specified in Section 5.8 of this Agreement.

          8.2. The Company warrants that no instruction other than such instructions referred to in this Section 8, and stop transfer instructions to give effect to Section 5.8 hereof in the case of the transfer of the Conversion Shares or prior to registration of the Conversion Shares and under the Securities Act or without an exemption therefrom, will be given by the Company to its transfer agent and that the Notes and Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Notes. Nothing in this Section shall affect in any way each Purchaser’s obligations and agreement set forth in Section 5.8 hereof to resell the Notes and Conversion Shares pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

          8.3. If any Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Notes or Conversion Shares to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or any Purchaser provides the Company with reasonable assurances that such Notes or Conversion Shares may be sold under Rule 144, the Company shall permit the transfer and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser.

          8.4. Notwithstanding anything contained in this Section 8 to the contrary, the Conversion Shares shall be free of restrictive legends and trading restrictions so long as (a) a registration statement providing for the resale of the Conversion Shares is effective and (b) the Purchaser has complied with the applicable prospectus delivery requirements in connection with such resales.  If requested by a Purchaser, the Company shall use its best efforts to issue and deliver the Conversion Shares to the Depository Trust Company account on the Purchaser’s behalf via the Deposit Withdrawal Agent Commission System for the number of Conversion Shares for which such Purchaser is entitled.

9.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

          The obligation of the Company hereunder to issue and sell the Notes to each Purchaser hereunder is subject to the satisfaction, at or before the Closing, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

          9.1. Each Purchaser shall have executed such Purchaser’s execution page to this Agreement, the Security Agreement (and, if applicable, the Exchange Agreement) and delivered the same to the Company.

          9.2. Each Purchaser shall have delivered such Purchaser’s pro rata amount of the purchase price for the Notes.

          9.3. The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

          9.4. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

10.	CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.

          The obligation of each Purchaser hereunder to purchase the Notes to be purchased by it at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that such conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser at any time in such Purchaser’s sole discretion:

          10.1. The Company shall have executed this Agreement, the Notes, the Security Agreement (and if applicable, the Exchange Agreement), and delivered executed original copies of the same to such Purchaser.

          10.2. The Company shall have delivered to such Purchaser duly executed Notes (each in such denominations as such Purchaser shall request) representing the Notes being so purchased by such Purchaser.

          10.3. The Common Stock shall be authorized for quotation on the Market/Exchange and trading in the Common Stock (or the Market/Exchange generally) shall not have been suspended by the SEC or the Market/Exchange.

          10.4. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. On or prior to the Closing Date, each Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect and as to such other matters as may reasonably be requested by such Purchaser.

          10.5. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

          10.6. There shall have been no Material Adverse Effect and no information, of which the Purchaser is not currently aware, shall come to the attention of the Purchaser that is materially adverse to the Company.

          10.7. On or prior to the Closing Date, each Purchaser shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement, the Notes and the Security Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, certified as such by the Secretary or Assistant Secretary of the Company.

          10.8. The aggregate Purchase Price of the Notes being purchased hereunder by all Purchasers at the Closing shall be at least Six Million Two Hundred Fifty Thousand Dollars ($6,250,000), where the Notes purchased as the Closing shall be referred to as the “Initial Securities.”

          10.9. The Company shall have prepared and will file contemporaneously with the Closing the appropriate Financing Statements on Form UCC-1 and Forms PTO-1594 and PTO-1595 with the United States Patent and Trademark Office for the purposes of perfecting the security liens against the Collateral (as defined in the Security Agreement).

          10.10. No later than five (5) days after the Closing Date, the Company shall provide to the Purchasers evidence that the Company’s fire, casualty, product liability and other insurance policies and shall amend such policies to add the Collateral Agent and the Purchasers are beneficiaries to the extent that the proceeds of such policies are necessary to satisfy any and all obligations or the Company under this Agreement, the Notes and the Security Agreement.

11.	INDEMNIFICATION

          11.1. By Purchaser. Purchaser agrees that it shall indemnify and hold harmless the Company and its officers, directors, employees, agents and professional advisors from and against any and all loss, damage, liability, or expense, including costs and reasonable attorneys’ fees, that the foregoing, or any of them, may incur by reason of, or in connection with, any misrepresentation, inaccurate statement or material omission made by Purchaser herein, any breach of any of Purchaser’s warranties, or any failure on Purchaser’s part to fulfill any of Purchaser’s covenants, agreements or obligations set forth herein.

          11.2. By the Company. The Company agrees that it shall indemnify and hold harmless the Purchaser and its officers, directors, employees, agents and professional advisors from and against any and all loss, damage, liability, or expense, including costs and reasonable attorneys’ fees, that the foregoing, or any of them, may incur by reason of, or in connection with, any misrepresentation, inaccurate statement or material omission made by the Company herein, any breach of any of the Company’s warranties, or any failure on the Company’s part to fulfill any of its covenants, agreements or obligations set forth herein.

12.	AUTHORIZATION

          Due to the regulated nature of gaming and gaming-related activities and due to the requests for information that may be received from regulatory agencies, Purchaser hereby authorizes the Company and its officers, employees and agents to investigate Purchaser’s personal and business background including, without limitation, communication with any employer, former employer, business associate, government agency, bank or other credit reference. Purchaser hereby authorizes any person, organization or entity that may have any knowledge or information concerning Purchaser’s personal or business background to provide such information to the Company as the Company may request.

13.	NO BROKERS OR FINDERS

          Other than Philadelphia Brokerage Corporation, no person, firm or corporation has or will have, as a result of any act or omission by such Purchaser, any right, interest or valid claim against Purchaser or the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

14.	MISCELLANEOUS

          14.1. Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada. The parties hereto submit to the exclusive jurisdiction of the courts located in Clark County, Nevada, with respect to any dispute arising under this Agreement and the transactions contemplated hereby.

          14.2. Entire Agreement. This Agreement, the Note, the Security Agreement and the Exchange Agreement contain the entire agreement between the Company and Purchaser with regard to the subject matter hereof and may not be modified or waived except in a writing signed by both the Company and Purchaser.

          14.3. Headings. The headings of this Agreement are for convenience and reference only, and shall not limit or otherwise affect the interpretation of any term or provision hereof.

          14.4. Binding Effect. This Agreement and the rights, powers, and duties set forth herein shall, except as otherwise expressly provided herein, be binding upon and inure to the benefit of, the heirs, executors, administrators, legal representatives, successors, and assigns of the parties hereto.

          14.5. No Assignment. Purchaser may not assign any of Purchaser’s rights or interests in and under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be null and void and without any force or effect whatsoever.

          14.6. Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

          14.7. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing, shall be sent by facsimile to the party to be notified and shall be deemed effectively given upon personal delivery to the party to be notified, or four days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified. Any notice to Purchaser shall be sent to his facsimile number and address set forth on the signature page hereto, or at such other facsimile number or address as a party may designate by ten (10) days’ advance written notice to the other party. Any notice to the Company shall be sent to VendingData Corporation, Attn: Chief Executive Officer and Chief Financial Officer, 6830 Spencer Street, Las Vegas, Nevada 89119, 702-733-7197 (facsimile), with a copy to Kummer Kaempfer Bonner & Renshaw, Attn: Michael J. Bonner, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109, 702-796-7181 (facsimile).

          14.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. In addition, if any such provision, or any part thereof, is held to be unenforceable, the parties agree that the court, regulatory agency or other governmental body making such determination shall have the power to delete or add specific words or phrases, so that such provision shall then be enforceable to the fullest extent permitted by law.

          14.9. Neutral Interpretation. This Agreement shall be construed in accordance with its intent and without regard to any presumption or any other rule requiring construction against the party causing the same to be drafted.

          14.10. Waiver. No delay or omission by the Purchaser in exercising any rights shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. The rights and remedies of the Purchaser, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently. Unless otherwise provided in this Agreement or in the Notes, any waiver or amendment of any provisions of this Agreement shall be in writing, executed and delivered by the Company and by the Purchaser or Purchasers holding Notes representing not less than a majority of the then outstanding principal of all of the Notes then issued and outstanding.

          IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the _______ day of ________________ 2005.

NUMBER OF UNITS		PRICE PER UNIT		INVESTMENT AMOUNT		CASH		2004 NOTES

_____ Units	x	$50,000	=	$__________	=	$__________	+	$__________
(NOTE: MINIMUM INVESTMENT OF ONE (1) UNIT)

    Name and Address of Purchaser:
                                                  Tax ID Number /
                                                  Social Security
                                                      Number
-------------------------------------------                          -------------------
(Signature)

-------------------------------------------
(Insert Name and Title)

                                                   Telephone (Home)   (   )    -
-------------------------------------------                          -------------------
(Street Address)
                                                 Telephone (Office)   (   )    -
-------------------------------------------                          -------------------
(Street Address)
                                                          Facsimile   (   )    -
--------------------, ---------- ----------                          -------------------
(City)                 (State)   (Zip Code)

            NAME OF JOINT PURCHASER/ADDITIONAL SIGNATORY (IF APPLICABLE):

                                                   Tax ID Number / Social
                                                      Security Number
-------------------------------------------                                ---------------------
(Signature)

-------------------------------------------
(Insert Name)

ACCEPTANCE OF SUBSCRIPTION AGREEMENT

          On the __________ day of __________________, 2005, VendingData Corporation, a Nevada corporation, hereby accepts the offer of the above purchaser to purchase the number of Units, in the dollar amount, as stated on the cover page and this signature page.

VENDINGDATA CORPORATION

By:
Its:	Steven J. Blad Chief Executive Officer

EXHIBIT A

FORM OF PROMISSORY NOTE

A-1

EXHIBIT B

FORM OF SECURITY AGREEMENT

B-1

EXHIBIT C

FORM OF EXCHANGE AGREEMENT

C-1

EXHIBIT D

CERTIFICATE OF PARTNERSHIP INVESTOR

CERTIFICATE OF _____________________________________________ (the “Investor Partnership”)
                                                              (Name of Partnership)

The undersigned, constituting all of the partners of the Investor Partnership who must consent to the proposed investment by the Investor Partnership hereby certify as follows:

1.	That, as partners of the Investor Partnership, we have authority to determine and have determined: (a) that the investment in, and the purchase of, Units (as defined in the Subscription Agreement) from VendingData Corporation is of benefit to the Investor Partnership; and (b) to make such investment on behalf of the Investor Partnership.

2.	That ____________ is authorized to execute, on behalf of the Investor Partnership, any and all documents in connection with the Investor Partnership’s investment in Units from VendingData Corporation.

IN WITNESS WHEREOF, we have executed this certificate as partners of the Investor Partnership this ___ day of ______________ 2005, and declare that it is truthful and correct.

(Name of Investor Partnership)

By:
Its:	Partner

By:
Its:	Partner

By:
Its:	Partner

D-1

EXHIBIT E

CERTIFICATE OF TRUST INVESTOR

CERTIFICATE OF __________________________________________________________(the “Trust”)
                                                              (Name of Trust)

The undersigned, constituting the Trustee(s) of the Trust, hereby certify as follows:

1.	That, as Trustee(s) of the Trust, we have authority to determine and have determined: (a) that the investment in, and the purchase of, Units (as defined in the Subscription Agreement) from VendingData Corporation is of benefit to the Trust; and (b) to make such investment on behalf of the Trust.

2.	That ____________ is authorized to execute, on behalf of the Trust, any and all documents in connection with the Trust’s investment in Units from VendingData Corporation.

IN WITNESS WHEREOF, we have executed this certificate as partners of the Trust this ___ day of ______________ 2005, and declare that it is truthful and correct.

(Name of Trust)

By:
Its:	Trustee

By:
Its:	Trustee

By:
Its:	Trustee

E-1

EXHIBIT F

CERTIFICATE OF CORPORATE INVESTOR

CERTIFICATE OF _____________________________________________________(the “Corporation”)
                                                              (Name of Corporation)

The undersigned, being the duly elected and acting Secretary or Assistant Secretary of the Corporation, hereby certifies as follows:

1.	That the Articles of Incorporation and By-Laws of the Corporation do not prohibit this investment.

2.	That the Board of Directors of the Corporation has determined, or appropriate officers acting under authority of the Board of Directors have determined, (a) that the investment in, and purchase of, Units (as defined in the Subscription Agreement) from VendingData Corporation is of benefit to the Corporation, and (b) to make such investment on behalf of the Corporation. Attached hereto is a true, correct and complete copy of resolutions of the Board of Directors (or an appropriate committee thereof) of the Corporation duly authorizing this investment or the authority of the acting officers, as applicable, and said resolutions have not been revoked, rescinded or modified and remain in full force and effect.

3.	That the following named individuals are duly elected officers of the Corporation, who hold the offices set opposite their respective names and who are duly authorized to execute any and all documents in connection with the Corporation’s investment in Units from VendingData Corporation and that the signatures written opposite their names and titles are their correct and genuine signatures.

Name	Title	Signature

IN WITNESS WHEREOF, I have executed this certificate this ___ day of ______________ 2005, and declared that it is truthful and correct.

(Name of Corporation)

By:
Its:

F-1

EXHIBIT G

CERTIFICATE OF LIMITED-LIABILITY COMPANY INVESTOR

CERTIFICATE OF ________________________________________________(the “Limited Liability Company”)
                                                (Name of Limited Liability Company)

The undersigned, being the duly elected and acting Manager or Managing Member (either, a “Manager”) of the Limited Liability Company, hereby certifies as follows:

1.	That the Managers of the Limited Liability Company having proper authority or the Members of the Limited Liability Company having proper authority have determined: (a) that the investment in, and purchase of, Units (as defined in the Subscription Agreement) from VendingData Corporation is of benefit to the Limited Liability Company; and (b) to make such investment on behalf of the Limited Liability Company. Attached hereto is a true, correct and complete copy of resolutions of the Managers or Members (or an appropriate committee thereof) of the Limited Liability Company duly authorizing this investment, and said resolutions have not been revoked, rescinded or modified and remain in full force and effect.

2.	That the following named individuals are duly elected Managers, Officers or Members of the Limited Liability Company, who hold the offices set forth opposite their respective names and who are duly authorized to execute any and all documents in connection with the Limited Liability Company’s investment in Units from VendingData Corporation and that the signatures written opposite their names and titles are their correct and genuine signatures.

Name	Title	Signature

IN WITNESS WHEREOF, I have executed this certificate this ___ day of ______________ 2005, and declared that it is truthful and correct.

(Name of Limited Liability Company)

By:
Its:

G-1

SCHEDULE 6.4

CAPITALIZATION
(AS OF JANUARY 14, 2005)

NAME OF SECURITY	AUTHORIZED SHARES; AUTHORIZED FOR ISSUANCE	ISSUED AND OUTSTANDING; EXERCISABLE

Common Stock, $.001 par value	25,000,000	17,199,558
Preferred Stock, $.001 par value	10,000,000	0
Stock Options (1999 Stock Option Plan and 1999 Directors’ Stock Option Plan)	3,300,000	2,186,856
Warrants to Purchase Common Stock	2,540,000	2,540,000

		21,926,414

SCHEDULE 6.21

KEY EMPLOYEES

NAME	TITLE

Steven J. Blad	President, Chief Executive Officer and Treasurer

SCHEDULE 6.27

INDEBTEDNESS (AS OF DECEMBER 31, 2004)

DESCRIPTION	AMOUNT

9% Senior Notes Due 2004	$3,250,000
Third Party Loan	$238,250
Central Leasing	$2,834,689

Total	$6,322,939

S-1